EXHIBIT (a)(1)(ii)

LETTER OF TRANSMITTAL

to Be Used to Tender Units of

BLACKROCK PREFERRED PARTNERS LLC

Pursuant to the Offer to Purchase

Dated June 27, 2012

THE EXPIRATION DATE AND WITHDRAWAL DEADLINE IS 4:00 P.M.,
EASTERN TIME, ON FRIDAY, JULY 27, 2012, UNLESS EXTENDED

BNY Mellon Alternative Investments
Attn: BlackRock Preferred Partners
c/o Investor Services
400 Bellevue Parkway
Wilmington, DE 19809
Telephone Information Number: 1-866-211-4521

     Delivery to an address other than that shown above does not constitute valid delivery.

     This Letter of Transmittal is to be used only if the Member is a record owner of Units who desires to effect the tender offer transaction himself or herself by transmitting the necessary documents to BNY Mellon Alternative Investments, the Fund’s administrator.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     The undersigned hereby tenders to BlackRock Preferred Partners LLC, a closed-end investment company organized under the laws of the State of Delaware (the “Fund”), some or all of its limited liability company interests of the Fund (the “Units”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated June 27, 2012, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

     The undersigned hereby sells to the Fund the Units tendered hereby that are purchased pursuant to the Offer and hereby irrevocably constitutes and appoints BNY Mellon Alternative Investments (the “Administrator”) as attorney in fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to present such Units for cancellation of such Units on the Fund’s books. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

     The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units tendered hereby. In the case of Units held in an investment account, the Transfer Agent will cancel the tender order and no Units will be withdrawn from the account.

     For Units (or portions thereof) tendered and accepted for repurchase, members of the Fund (“Members”) will receive and be bound by the terms of a repurchase instrument (the “Repurchase Instrument”), as set forth in the Fund’s Amended and Restated Limited Liability Company Agreement, dated as of June 6, 2012, entitling the Member to be paid an amount equal to the net asset value per Unit accepted for repurchase determined as of September 28, 2012 (or a later date determined by the Fund if the Offer is extended), less any applicable early withdrawal charge due to the Fund in connection with the Offer and subject to the terms thereof. Payment in accordance with, and subject to, the terms of the Repurchase Instrument will be made by check issued to the order of the undersigned and mailed to the address indicated in the “Description of Units Tendered” table below.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

     1. Guarantee of Signatures. All signatures on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange, or a commercial bank or trust company having an office, branch or agency in the United States. This Letter of Transmittal must be used to effect the tender offer transaction.

     2. Delivery of Letter of Transmittal. A properly completed and duly executed Letter of Transmittal should be mailed or delivered to the Transfer Agent on or prior to the Expiration Date at the appropriate address set forth herein and must be received by the Transfer Agent prior to the Expiration Date.

     The method of delivery of all documents is at the election and risk of the tendering Member.

     3. Inadequate Space. If the space provided is inadequate, the number of Units should be listed on a separate signed schedule attached hereto.

     4. Partial Tenders. If fewer than all of the Units in your account submitted are to be tendered, fill in the number of Units that are to be tendered in the column entitled “No. of Units Tendered.” All Units in your account are deemed to have been tendered unless otherwise indicated. The Fund requires that each tendering Member tender a minimum of $10,000 worth of Units (or all of such Member’s Units if less), subject to the Fund’s Board of Directors’ (the “Board”) ability to permit a Member to tender a lesser amount in its discretion. A Member tendering only a portion of its Units for repurchase will be required to continue to hold Units with a value of at least $25,000 after giving effect to the repurchase, subject to the Board’s ability to permit a Member to continue to hold Units in a lesser amount in its discretion. If a Member tenders an amount that would cause the value of its Units in the Fund to fall below the required minimum, the Fund reserves the right to reduce the amount to be repurchased from the Member so the value of the Member’s Units is above the minimum or to repurchase all of the Member’s Units.

     5. Signatures on Letter of Transmittal, Authorization and Endorsements.

     (a) If the Letter of Transmittal is signed by the registered holder of the Units tendered hereby, the signature(s) must correspond with the name(s) in which the Units are registered.

     (b) If the Units are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

     (c) If any tendered Units are registered in different names it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Units.

     (d) When this Letter of Transmittal is signed by the registered holder(s) of the Units listed, no separate authorizations are required.

     (e) If this Letter of Transmittal or authorizations are signed by directors, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to the Fund of their authority so to act.

     6. Transfer Taxes. The Fund will pay all the taxes, if any, payable on the transfer to it of Units purchased pursuant to the Offer. If tendered Units are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

     7. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Units will be determined by the Fund in its sole discretion, whose determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Units or any particular Member, and the Fund’s interpretations of the terms and conditions of the Offer (including these instructions) will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. None of the Fund, BlackRock Advisors, LLC, the Administrator, BlackRock Investments, LLC, or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

     8. Important Tax Information. Under Federal income tax law, a Member whose tendered Units are accepted for payment is required by law to provide the Administrator (as payer) with his correct taxpayer identification number, which is accomplished by completing and signing the Signature Form.

DESCRIPTION OF UNITS TENDERED (See Instructions 3 and 4)
Name(s) and Address(es) of Registered Holder(s) (Please Fill in Exactly the Name(s) in Which Units Are Registered)	Units Tendered (Attach additional schedules if necessary)
No. of Shares Tendered*

Account No.	Total Shares Tendered
*	To be completed by all tendering members. If you desire to tender fewer than all Units held in your account listed above, please indicate in this column the number of Units you wish to tender. Otherwise all Units held in your account will be deemed to have been tendered.

SIGNATURE FORM —SIGN HERE— (See Instructions 1, 5 and 8)

Social Security No. or Taxpayer Identification No.

Under penalty of perjury, I certify (1) that the number set forth above is my correct Social Security No. or Taxpayer Identification No. and (2) that I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject thereto as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject thereto.
Instruction: You must strike out the language in (2) above if you have been notified that you are subject to backup withholding due to underreporting and you have not received a notice from the IRS that backup withholding has been terminated.

(Signature(s) of Owner(s) Exactly as Registered)
Date , 2012

Name(s)

Address(es)
(Please Print)
Telephone Number ( )

Signature(s) Guaranteed